SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






          Date of report (Date of earliest event reported) May 23, 1997



                                THE TALBOTS, INC.
               (Exact Name of Registrant as Specified in Charter)



    Delaware                 1-12552                    41-1111318
    --------                 -------                    ----------
  (State or Other           (Commission                (I.R.S. Employer
   Jurisdiction of          File Number)             Identification No.)
   Incorporation)


175 Beal Street, Hingham, Massachusetts         02043
---------------------------------------         -----
(Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number, including area code (617)749-7600



                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         On May 22, 1997, the Board of Directors of The Talbots, Inc. (the "Registrant") approved the second extension of its stock repurchase program to acquire an additional $40 million of its outstanding shares of common stock, $0.01 par value per share ("Common Stock") over a two year period.

         The Registrant will continue to purchase shares on the open market and will purchase a proportional number of shares from JUSCO (U.S.A.), Inc. ("JUSCO USA") so as to maintain substantially the same percentage ownership of the Registrant between JUSCO USA and public shareholders. Currently, 63.4% of the Common Stock is owned by JUSCO USA. The other 36.6% of the outstanding shares are owned by public shareholders. The price of the Common Stock purchased from JUSCO USA will be equal to the weighted average price of the Common Stock paid to the public shareholders.

Item 7.  Exhibits.

The following exhibit is filed as part of this Report:

Exhibit

(10)     Material Contracts.

         10.26A Second Extension of Share Repurchase Program, dated as of May 23, 1997, between the Registrant and JUSCO USA.

                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 1997


                                            THE TALBOTS, INC.



                                         By:  /s/ Edward L. Larsen
                                            ----------------------------------
                                             Edward L. Larsen
                                           Senior Vice President, Finance, and
                                           Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX

(10)     Material Contracts.

         10.26A Second Extension of Share Repurchase Program, dated as of May 23, 1997, between the Registrant and JUSCO USA.